Exhibit D-2

                                     BEFORE
                     PENNSYLVANIA PUBLIC UTILITY COMMISSION







In re:   APPLICATION OF PENNSYLVANIA      )
         ELECTRIC COMPANY FOR APPROVAL    )
         OF THE ACQUISITION OF MORE       )
         THAN 5% OF THE VOTING CAPITAL    )
         INTEREST OF ANOTHER ENTITY       )  APPLICATION DOCKET NO.
         UNDER SECTION 1102(a)(4) OF      )
         THE PENNSYLVANIA PUBLIC          )
         UTILITY CODE                     )

TO PENNSYLVANIA PUBLIC UTILITY COMMISSION:

      1. The name and address of the public utility filing this Application are:

                  Pennsylvania Electric Company ("Penelec")
                  2800 Pottsville Pike
                  Reading, Pennsylvania 19605



      2. The names and addresses of the public utility's attorneys are:
Scott L. Guibord, Esq.              Robert C. Gerlach, Esq.
Secretary                           Ballard Spahr Andrews & Ingersoll, LLP
Pennsylvania Electric Company       1735 Market Street, 51st Floor
2800 Pottsville Pike                Philadelphia, PA 19103-7599
Reading, Pennsylvania 19605



      3. Penelec is a public utility as defined in the Pennsylvania Public Utility Code, as amended. Penelec was incorporated under the laws of the Commonwealth of Pennsylvania on June 11, 1919, is governed by the Pennsylvania Business Corporation Law of 1988 and pursuant to such law has corporate power and authority to, among other things, render to the public, electric and steam heat service throughout Pennsylvania. Penelec renders electric service to the public in numerous municipalities in thirty-one counties in western, northern and south-central Pennsylvania.

                    ------------------------------------------
      4. Penelec has previously filed a Securities Certificate relating to the proposed issuance and sale by Penelec of up to $130,000,000 of its subordinated debentures (the "Subordinated Debentures") and execution and delivery of a guaranty agreement (the "Guaranty") in connection with the issuance and sale by its subsidiaries of the Preferred Securities and the Trust Securities (each as defined below). In connection with the proposed issuance and sale of the Trust Securities, Penelec proposes to organize a special purpose business trust under Delaware law ("Penelec Capital Trust") which will issue and sell from time to time in one or more series through December 31, 2000 up to $125,000,000 aggregate liquidation value of preferred beneficial interests, in the form of Trust Securities (having a liquidation value per interest to be determined at the time of issuance based on market conditions) (the "Trust Securities"). Each Trust Security will represent a cumulative preferred security (the "Preferred Securities") of a Delaware limited partnership ("Penelec Capital L.P.") which will be formed by Penelec as a special purpose indirect subsidiary of Penelec. The sole purpose of Penelec Capital L.P. will be to issue one or more series of Preferred Securities and to lend the proceeds thereof, plus the capital contribution (in an amount not to exceed $5,000,000) made by Penelec in Penelec Capital L.P., to Penelec, which loan will be evidenced by the Subordinated Debentures issued by Penelec. Penelec also proposes to form a special purpose Delaware corporation ("Investment Sub") for the sole purpose of acting as general partner of Penelec Capital L.P. The sole purpose of Penelec Capital Trust will be to issue and sell the Trust Securities evidencing the Preferred Securities and to purchase the Preferred Securities with the proceeds thereof. This Application requests authority from your Honorable Commission for Penelec to acquire all of the capital stock of Investment Sub. Information concerning the proposed issuance and sale of the Trust Securities and the Preferred Securities by Penelec

Capital Trust and Penelec Capital L.P., respectively, is contained in the Securities Certificate previously filed on June 30, 1998 (Docket No. S-00980688) (the "Securities Certificate"), which information is incorporated in this Application by reference.

                    ------------------------------------------

      5. As stated above, Penelec Capital L.P. will be a limited partnership to be formed under the laws of the State of Delaware. All of its general partner interests will be owned by Investment Sub, a wholly owned subsidiary of Penelec, as the general partner (the "General Partner"). As a limited partnership, all of the business and affairs of Penelec Capital L.P. will be managed (directly or indirectly through Investment Sub) by Penelec. The Subordinated Debentures will be the only assets of Penelec Capital L.P. and the only revenues of Penelec Capital L.P. will be interest on the Subordinated Debentures. Investment Sub, as the General Partner, will pay all of Penelec Capital L.P.'s operating expenses and will have general liability for all of Penelec Capital L.P.'s obligations. The general partner interests of Penelec Capital L.P. will not be transferable. Penelec Capital L.P. will have no material liabilities. Penelec Capital L.P. will be treated for federal income tax purposes as a partnership. Penelec Capital L.P. will have no directors or officers.

      Investment Sub will hold all of the general partner interests of Penelec Capital L.P. Investment Sub would have one class of common stock, all of which would be held by Penelec, and would have no material liabilities. The Board of Directors and the officers of Investment Sub would be employees of Penelec who would not receive any additional compensation for serving in such capacities. Investment Sub would have a perpetual existence.

      6. Penelec will acquire the common stock of Investment Sub for a nominal consideration and will capitalize Investment Sub with (i) a capital contribution in the amount of up to $5,000,000, and (ii) a demand promissory note in the principal amount of up to $13,000,000, such note to accrue interest, compounded semi-annually, at a rate equal to the Citibank, N.A. base rate as in effect from time to time. Investment Sub will acquire all of the general partner interests in Penelec Capital L.P. for up to $5,000,000.

                    ------------------------------------------
      7. Certified copies of the resolutions of the Board of Directors of Penelec authorizing the acquisition of the capital stock of Investment Sub will be filed by amendment.

                    ------------------------------------------
      8. Penelec requests authority from your Honorable Commission to acquire all of the capital stock of Investment Sub which would then acquire general partner interests of Penelec Capital L.P.

      Prior to the filing of this Application, Penelec has filed with the Commission the Securities Certificate. The securities of Penelec described in the Securities Certificate are proposed to be issued as a part of Penelec's new financing program and the formations of the Investment Sub, Penelec Capital L.P. and Penelec Capital Trust are intended to facilitate such financing program. Accordingly, Penelec requests that the Commission take action on this Application and the Securities Certificate simultaneously.
                    ------------------------------------------

         9.       Exhibits

                  Exhibit A - Limited  Partnership  Agreement  (to be filed by amendment)

                  Exhibit B - Certificate of  Incorporation  of Investment Sub
                              (to be filed by amendment)

                  Exhibit C - By-laws  of  Investment  Sub  (to  be  filed  by amendment)

                  Exhibit D - Resolutions   of  the  Board  of   Directors  of
                              Penelec (to be filed by amendment)

         WHEREFORE, Pennsylvania Electric Company prays your Honorable Commission to approve the aforesaid acquisition pursuant to Section 1102(a)(4) of the Public Utility Code, as amended, and to grant any other approvals your Commission deems appropriate to further the consummation of the financing program described herein.

                                    PENNSYLVANIA ELECTRIC COMPANY

                                    By
                                        ---------------------------

                                    AFFIDAVIT


      STATE OF NEW JERSEY     :


      COUNTY OF MORRIS  :


         T. G. Howson, being duly sworn according to law, deposes and says that he is ------------------- of Pennsylvania Electric Company; that he is authorized to and does make this affidavit for it; and that the facts set forth in the foregoing Application are true and correct (or are true and correct to the best of his knowledge, information and belief) and he expects the said Pennsylvania Electric Company to be able to prove the same at any hearing hereof.

                                          PENNSYLVANIA ELECTRIC COMPANY


                                          By:
                                             -----------------------------


Sworn to and subscribed before
me this ---- day of ----, 1998


--------------------------
      Notary Public